[COMPANY LOGO]

                                                                  NEWS RELEASE


Contact:    Jon D. Drake
            Director of Investor Relations
            Alamosa Holdings, Inc.
            806-722-1455
            jdrake@alamosapcs.com
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            Alamosa Extends Exchange Offers Until November 4, 2003

LUBBOCK, Texas, October 30, 2003 -- Alamosa Holdings, Inc. (OTC Bulletin
Board: ALMO) and its wholly owned subsidiary Alamosa (Delaware), Inc. (together, the "Company"), the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), today announced that it has extended the expiration date of its offers for its public indebtedness (the "Exchange Offers"), which commenced on September 12, 2003. The Exchange Offers, which were scheduled to expire at 5:00 p.m., New York City time, on October 29, 2003, are now scheduled to expire at 5:00 p.m., New York City time, on November 4, 2003, unless further extended.

As of the close of business on October 29, 2003, approximately $221 million in principal amount of 12.5% Senior Notes due 2011, $136 million in principal amount of 13.625% Senior Notes due 2011 and $317 million in principal amount of 12.875% Senior Discount Notes due 2010, representing approximately 89%, 91% and 91% of the total outstanding principal amount of the 12.5% Senior Notes, 13.625% Senior Notes and the 12.875% Senior Discount Notes, respectively, had been validly tendered and not withdrawn in the Exchange Offers.

The Company also announced that it has received sufficient votes in favor of the Prepackaged Plan and, accordingly, can effectuate the restructuring transactions through confirmation of the Prepackaged Plan, if necessary. The Company is extending the Exchange Offers in order to permit all Noteholders who have not previously tendered to tender their Existing Notes so that tendering Noteholders can receive the same consideration that would be delivered to Noteholders under the Prepackaged Plan more quickly and without the possible downside risk to investors and incremental costs associated with a bankruptcy filing.

The Company has executed supplemental indentures eliminating substantially all of the covenant protection in the existing indentures, subject to consummation of the Exchange Offers. Therefore, the Consent Date, as defined in the documents for the Exchange Offers sent to holders of Existing Notes, has been declared as October 29, 2003, and tenders of Existing Notes or consents to the supplemental indentures may no longer be withdrawn.

Wells Fargo Bank Minnesota, N.A. is the information agent and exchange agent for the Exchange Offers.

                                   - MORE -


ABOUT ALAMOSA
Alamosa Holdings, Inc. is the largest PCS Affiliate of Sprint based on number of subscribers. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of 15.8 million residents.

FORWARD LOOKING STATEMENTS
Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2002 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

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